                                                                Exhibit (h)(7)

                     Nicholas-Applegate Institutional Funds
                                600 West Broadway
                                   30th Floor
                               San Diego, CA 92101


                                 August 30, 1999




Brown Brothers Harriman & Co.
70 Water Street
Boston, MA  02109

Ladies and Gentlemen:

                  Reference is made to the Administration and Fund Accounting Agency Agreement between Nicholas-Applegate Institutional Funds and Brown Brothers Harriman & Co. dated May 1, 1999 (the "Agreement").

                  Pursuant to Section 10 of the Agreement, we wish to amend the Agreement to add the Nicholas-Applegate Global Health Care Fund. The full list of Funds covered under Appendix C of the Agreement is amended as attached hereto.

                  Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary


AGREED:

Brown Brothers Harriman & Co.


By:   __________________________

Title: _________________________

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                                   APPENDIX C
                                       TO
               ADMINISTRATION AND FUND ACCOUNTING AGENCY AGREEMENT
                           DATED AS OF _______________

THE FOLLOWING IS A LIST OF INVESTMENT COMPANIES FOR WHICH THE ADMINISTRATOR SHALL SERVE UNDER A ADMINISTRATION AND ACCOUNTING AGENCY AGREEMENT DATED AS OF ____________ (THE "AGREEMENT"):

                     Nicholas-Applegate Mid Cap Growth Fund
                    Nicholas-Applegate Large Cap Growth Fund
                     Nicholas-Applegate Mini Cap Growth Fund
                       Nicholas-Applegate Small Cap Growth
                       Nicholas-Applegate Convertible Fund
                    Nicholas-Applegate Worldwide Growth Fund
                Nicholas-Applegate International Core Growth Fund
                   Nicholas-Applegate Emerging Countries Fund
                 Nicholas-Applegate Global Growth & Income Fund
             Nicholas-Applegate International Small Cap Growth Fund
                          Nicholas-Applegate Value Fund
                     Nicholas-Applegate High Yield Bond Fund
             Nicholas-Applegate Short Intermediate Fixed Income Fund
                    Nicholas-Applegate High Quality Bond Fund
                    Nicholas-Applegate Global Blue Chip Fund
                       Nicholas-Applegate Pacific Rim Fund
                      Nicholas-Applegate Latin America Fund
                    Nicholas-Applegate Global Technology Fund
                   Nicholas-Applegate Global Health Care Fund

IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND.


NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
ON BEHALF OF EACH FUND
LISTED ABOVE                                BROWN BROTHERS HARRIMAN & CO.


BY:____________________             BY:_______________________________________
   E. BLAKE MOORE, JR.                 NAME:
   SECRETARY                           TITLE: